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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No. 333-156725) on Form S-8 of Summer Infant, Inc. of our report dated March 24, 2009 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2008.

MCGLADREY & PULLEN, LLP
New York, New York

March 24, 2009

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  Exhibit 23.1